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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Althexis Company, Inc. 1999 Stock Option Plan of our report dated February 2, 2001, with respect to the financial statements of Essential Therapeutics, Inc. (formerly Microcide Pharmaceuticals, Inc.) included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP

Palo Alto, California
November 12, 2001